Exhibit 10.1

EXECUTION COPY

SERIES A PREFERRED STOCK
PURCHASE AGREEMENT

BETWEEN

JAGUAR HEALTH, INC.
(COMPANY)

AND

SAGARD CAPITAL PARTNERS, L.P.
(PURCHASER)

DATED:  MARCH 23, 2018

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5.10	Survival	41
5.11	Indemnification	41
5.12	Execution	43
5.13	Severability	43
5.14	Remedies	43
5.15	Rescission and Withdrawal Right	44
5.16	Payment Set Aside	44
5.17	Saturdays, Sundays, Holidays, etc.	44
5.18	Construction	44
5.19	WAIVER OF JURY TRIAL	44
5.20	Section 16 Matters	45

ii

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 23rd day of March, 2018 by and between Jaguar Health, Inc. a company incorporated under the laws of Delaware (the “Company”) and Sagard Capital Partners L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS

The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Preferred Shares (as defined below) in accordance with the provisions of this Agreement.

The Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Participating Preferred Stock, the terms of which are set forth in the Certificate of Designation (as defined below), which Preferred Shares shall be convertible or redeemable into the Company’s Voting Common Stock (as defined below), in accordance with the terms of the Certificate of Designation (all shares of Voting Common Stock issued or issuable pursuant to the terms of the Certificate of Designation pursuant to the terms thereof are referred to herein collectively, as the “Conversion Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“8-K Filing” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(l).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board Designees” shall have the meaning ascribed to such term in Section 4.11(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of Series A Convertible Participating Preferred Stock of Jaguar Health, Inc. in the form of Exhibit A attached to this Agreement.

“Closing” means the closing of the purchase and sale of the Preferred Shares pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Purchaser’s obligations to pay the Closing Payment as set forth in Section 2.3 below and (ii) the Company’s obligations to deliver the Preferred Shares, in each case, have been satisfied or waived (other than those conditions which by their nature are to be satisfied at the Closing, but subject to such satisfaction), but in no event later than 10:00 a.m. (New York City time) on the first Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Purchaser and the Company. The Closing may be undertaken remotely by electronic transfer of Closing documentation.

“Closing Payment” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Share Price” means $0.185

“Common Stock” means collectively, the Voting Common Stock and the Non-Voting Common Stock.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means BDO USA, LLP, with offices located at One Bush Street, Suite 1800, San Francisco, CA 94104.

“Company Counsel” means Reed Smith LLP, with offices located at 1510 Page Mill Road, Suite 110, Palo Alto, California 94304.

“Concurrent Investment” means the investment by Invesco Asset Management Limited or its affiliates and one or more investors who are reasonably satisfactory to the Purchaser, concurrently with the issuance of Preferred Shares at the Closing, of an aggregate of no less than $3.5 million and up to no more than $7.0 million of Voting Common Stock for cash at $0.17 per share (of which up to $2.0 million may be issued to such investors within 20 Business Days after the Closing Date), pursuant to agreements which are reasonably satisfactory to the Purchaser and its counsel (to be provided to the Purchaser at least three (3) Business Days prior to Closing), with the entire proceeds of such Concurrent Investment to be applied in full towards aged payables relating to the Merger in a manner consistent with the Officer’s Certificate to be delivered to the Purchaser at Closing pursuant to Section 2.2(c).

“Conversion Shares” shall have the meaning ascribed to such term in the Recitals.

“CVP” shall have the meaning ascribed to such term in the definition of “CVP Transaction” below.

“CVP Transactions” means, collectively, the Company’s issuance of (i) a secured promissory note in the principal amount of $2,240,909 (with a discount equal to $655,909) to Chicago Venture Partners, L.P., a Utah limited partnership (“CVP”) pursuant to a securities purchase agreement by and between the Company and CVP, dated as of February 26, 2018 (“Feb 2018 CVP Purchase Agreement”) and (ii) a secured promissory note in the principal amount of $1,090,340.91 (with a discount equal to $315,340.91) to CVP pursuant to a securities purchase agreement by and between the Company and CVP, dated as of March 21, 2018 (“March 2018 CVP Purchase Agreement,” and together with the Feb 2018 CVP Purchase Agreement, the “CVP Purchase Agreements”).

“DTC” shall have the meaning ascribed to such term in Section 3.1(bb).

“Deemed Liquidation Event” shall have the meaning ascribed to such term in the Certificate of Designation.

“Disclosure Letter” means the Disclosure Letter of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means any of the following:

(a)                                 shares of Common Stock issued or issuable upon conversion of outstanding shares of Preferred Stock;

(b)                                 shares of Common Stock (and/or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants, or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors;

(c)                                  shares of Common Stock or Preferred Stock issued or issuable (or options, warrants or rights therefor) in connection with strategic transactions involving the Company and other entities approved by the Board of Directors, including without limitation joint ventures, equipment, manufacturing, marketing, distribution, technology transfer or development arrangements;

(d)                                 shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board of Directors, or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board of Directors;

(e)                                  shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the Execution Date and any securities issuable upon the conversion or exercise thereof;

(f)                                   shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) issued or issuable in a Deemed Liquidation Event; and

(g)                                  the portion of the Concurrent Investment that is scheduled to close within twenty (20) Business Days after the Closing Date, as contemplated by the definition thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Change” shall have the meaning ascribed to such term in the Certificate of Designation.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Hercules Debt” means the Company’s outstanding obligations under that certain Loan and Security Agreement, dated August 18, 2015, between Company and Hercules Capital, Inc. (f/k/a  Hercules Technology Growth Capital, Inc.), as amended, and all related documents.

“Indebtedness” has the meaning set forth in the Certificate of Designation.

“Indemnification Agreements” shall have the meaning ascribed to such term in Section 2.3(i).

“Indemnified Liabilities” shall have the meaning ascribed to such term in Section 5.11(a).

“Indemnitees” shall have the meaning ascribed to such term in Section 5.11(a).

“Insolvent” shall have the meaning ascribed to such term in Section 3.1(k).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“Investments” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Irrevocable Transfer Agent Instructions” shall have the meaning ascribed to such term in Section 2.2(e).

“L2 Capital” means L2 Capital, LLC, a Kansas limited liability company.

“L2 Capital Stock Purchase Agreement”  means that certain common stock purchase agreement by and between the Company and L2 Capital, dated as of November 24, 2017.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any event or occurrence that has a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, operations, assets, liabilities, properties, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s authority or ability to perform on a timely basis its obligations under any Transaction Document.

“Material Permit” shall have the meaning ascribed to such term in Section 3.1(o).

“Measurement Date” shall have the meaning ascribed to such term in the Certificate of Designation.

“Merger” means the merger, effective as of July 31, 2017, of Napo into a wholly-owned subsidiary of the Company formed for purposes of effectuating the Merger pursuant to the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated March 31, 2017 by and among the Company, Napo Pharmaceuticals, Inc., Napo Acquisition Corporation, and the representative of Napo named therein.

“MNPI” shall have the meaning ascribed to such term in Section 4.8(c).

“Napo” means Napo Pharmaceuticals, Inc., a company incorporated under the laws of Delaware.

“New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include Exempt Issuances.

“Non-Voting Common Stock” means the non-voting common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Offering” shall have the meaning ascribed to such term in Section 2.1(a).

“Officer’s Certificate” shall have the meaning ascribed to such term in Section 2.2(c).

“Outstanding Lender Debt” means the Hercules Debt and the Riverside/Magna Debt.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Principal Trading Market” shall mean Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proposal” shall have the meaning ascribed to such term in Section 4.9(a).

“Proxy Statement” shall have the meaning ascribed to such term in Section 4.9(b).

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1(a).

“Redemption Event” shall have the meaning ascribed to such term in the Certificate of Designation.

“Registrable Securities” means the Conversion Shares; provided, however, that Registrable Securities shall not include any Conversion Shares that have previously been registered and remain subject to a currently effective registration statement or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned, or which may be sold immediately without registration under the Securities Act and without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1).

“Registrable Securities Amount” means the Common Share Price times the number of applicable Registrable Securities.

“Registration Rights Agreement” shall have the meaning ascribed to such term in Section 2.3(j).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to Taxes.

“Riverside/Magna Debt” means the Company’s outstanding obligations under the Original Issue Discount Exchangeable Promissory Notes issued by the Company to MEF I, LP and Riverside Merchant Partners pursuant to that certain Note Purchase Agreement, dated as of March 1, 2017, by and among the Company, MEF I, LP and Riverside Merchant Partners, as amended, and all related documents.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Secretary’s Certificate” shall have the meaning ascribed to such term in Section 2.2(g).

“Securities” means the Preferred Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Series A Preferred Stock” means the Series A Convertible Participating Preferred Stock of the Company, par value $0.0001 per share.

“Subsidiary” means any subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and shall, where applicable, also include any direct or indirect significant subsidiary of the Company formed or acquired after the date hereof.

“Taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Voting Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Irrevocable Transfer Agent Instructions, the Registration Rights Agreement, the Indemnification Agreements, the Secretary’s Certificate, Officer’s Certificate and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., with offices located at 8742 Lucent Blvd., Suite 225 Highlands Ranch, CO 80129, and any successor transfer agent of the Company.

“Voting Cap” means the rules related to a change of control under NASDAQ Listing Rule 5635(b).

“Voting Common Stock” means the voting common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

ARTICLE II.
PURCHASE AND SALE

2.1                               Closing.

(a)                                 Upon the terms and subject to the conditions set forth herein, the Company agrees to sell and issue to the Purchaser at the Closing Five Million Five Hundred Twenty Four Thousand Nine Hundred and Twenty-Six (5,524,926) shares of Series A Preferred Stock (the “Preferred Shares”) at a purchase price of $1.665 per share (the “Offering”) for an aggregate of Nine Million One Hundred Ninety Nine and One Dollars ($9,199,001) (the “Purchase Price”), of which, for the avoidance of doubt, (i) Nine Million and One Dollars ($9,000,001) will be paid to the Company at Closing (the “Closing Payment”) and (ii) the remainder of the Purchase Price will be paid directly by the Purchaser to the Purchaser’s legal counsel for reasonable legal fees and expenses as set forth in Section 5.2.

(b)                                 On the Closing Date, the Company shall deliver to the Purchaser a certificate representing the Preferred Shares and the other items required pursuant to Section 2.2 deliverable at the Closing against the Purchaser’s payment of the Closing Payment by wire transfer of immediately available funds to a bank account designated by the Company.

2.2                               Deliveries.  The Company shall deliver or cause to be delivered to the Purchaser the following on the Closing Date:

(a)                                 A certificate representing the Preferred Shares, which certificate shall be duly executed by the Company and delivered to the address set forth on the Purchaser’s signature page to this Agreement;

(b)                                 A legal opinion of Company Counsel addressed to the Purchaser in form and substance satisfactory to the Purchaser;

(c)                                  A duly executed and delivered Officer’s Certificate (“Officer’s Certificate”), dated as of the Closing Date, in substantially the form of Exhibit B attached hereto;

(d)                                 A certificate of the Transfer Agent as to the number of shares of Common Stock outstanding immediately prior to the Closing;

(e)                                  A copy of the Irrevocable instructions to the Transfer Agent pertaining to the conversion of the Preferred Shares substantially in the form of Exhibit C attached hereto (“Irrevocable Transfer Agent Instructions”), which instructions shall be countersigned by the Transfer Agent;

(f)                                   Certificates evidencing the formation and good standing of the Company and its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date; and

(g)                                  A certificate (the “Secretary’s Certificate”), executed by the secretary of the Company and dated as of the Closing Date, certifying as to (i) the resolutions consistent with Section 3.1(c) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Purchaser, (ii) the Company’s Certificate of Incorporation (including a certified copy of the Certificate of Incorporation, including the Certificate of Designation, as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate)), (iii) the Company’s bylaws, each as in effect at the Closing and (iv) the approval by the Company’s stockholders of: (A) a reverse stock split of not less than 1:1.2 and not more than 1:10 and (B) for purposes of Nasdaq Listing Rule 5635(d), the issuance of Voting Common Stock in one or more non-public capital raising transactions at a price that may be less than the greater of book or market value of the Company’s Voting Common Stock.

2.3                               Closing Conditions.  The obligation of the Purchaser to purchase the Preferred Shares at the Closing are subject to the fulfillment on or before the Closing Date of each of the following conditions:

(a)                                 approval by the Company’s stockholders of a sufficient number of shares of Common Stock for the issuance of Conversion Shares and approval by the Board of Directors to reserve such shares as Conversion Shares;

(b)                                 the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date;

(c)                                  the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(d)                                 the delivery by the Company of the items set forth in Section 2.2 of this Agreement;

(e)                                  consummation of the Concurrent Investment prior to or concurrently with the Closing in accordance with a funding memorandum agreed to by the parties;

(f)                                   consummation of the CVP Transactions prior to or concurrently with the Closing in accordance with a funding memorandum agreed to by the parties;

(g)                                  payment of the Outstanding Lender Debt concurrently with the Closing and delivery to the Purchaser of copies of payoff letters and evidence of releases of all Liens in connection therewith (including, for the avoidance of doubt, evidence of the release of all Liens in favor of Hercules Capital, Inc.), as applicable;

(h)                                 Jeffrey C. Johnson shall concurrently commence his service as a Class III director of the Board of Directors pursuant to the provisions of Section 3.2 of the Certificate of Designation;

(i)                                     the execution and delivery by the Company and Jeffrey C. Johnson of an indemnification agreement (which shall contain Purchaser’s customary primacy language) substantially in the form of Exhibit D attached to this Agreement (collectively, the “Indemnification Agreements”);

(j)                                    the execution and delivery by the Company of the Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form of Exhibit E; and

(k)                                 delivery by the Company to the Purchaser, pursuant to the Officer’s Certificate,  of copies of the final amendments to the Company’s 2014 Stock Incentive Plan (the “2014 Plan”), each as duly approved by the Board and the Company’s stockholders:

2.4                               Closing Documents. On the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Purchaser executed copies of transaction documents evidencing each of:

(i)                                     consummation of the Concurrent Investment;

(ii)                                  consummation of the CVP Transactions; and

(iii)                               payment of the Outstanding Lender Debt, including delivery to the Purchaser of copies of payoff letters and evidence of release of Liens in connection therewith (including, for the avoidance of doubt, evidence of the release of the Lien in favor of Hercules Capital, Inc.).

Furthermore, within ten calendar days after Closing, the Company shall deliver a full closing set of all closing documents associated with the Transaction Documents.

Purchaser acknowledges that delivery of all such copies in PDF form via email shall satisfy this requirement.

2.5                               Further Assurances. From time to time after the date hereof, without further consideration, the Company and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

2.6                               Termination. In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in Section 2.3 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to the breaching party and without liability to the breaching party; provided, however, that if this Agreement is terminated pursuant to this Section 2.6, the Company shall remain obligated to reimburse the Purchaser or its designee(s), as applicable, for the expenses described in Section 5.2.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  Except as set forth in the Disclosure Letter, which Disclosure Letter shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Letter, the Company represents and warrants to the Purchaser as of the Execution Date and as of the Closing Date as follows:

(a)                                 Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports to the extent required under the Securities Act and the Exchange Act.  The Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each Subsidiary free and clear of any Liens. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities, and no convertible or exchangeable securities, options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(b)                                 Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Certificate of Designation, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. As of immediately prior to the Closing, the Certificate of Designation in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(d)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Certificate of Designation, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, conversion, redemption, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). Neither the Company nor any of its Subsidiaries is required to obtain any consent or authorization of, or provide prior notice to any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(f)                                   Issuance of Securities.  The Preferred Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens with respect to the issuance thereof. The Conversion Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock at least 150% of the maximum number of shares of Voting Common Stock issuable upon conversion of the Preferred Shares pursuant to the Certificate of Designation (without taking into account any limitations on the conversion or redemption of the Preferred Shares set forth in the Certificate of Designation). The Securities are not and will not be subject to the preemptive rights of any holders of any security of the

Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(g)                                  Capitalization.  The capitalization of the Company is as set forth in Schedule 3.1(g)(1).  Without limiting the foregoing, as of the date hereof, immediately prior to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (1) 500,000,000 shares of Voting Common Stock, of which 96,286,425 shares are issued and outstanding, 43,261,502 shares are available for grant pursuant to the Company’s stock option and purchase plans and 30,986,554 shares are reserved for issuance pursuant to securities (other than the aforementioned options and warrants and below-mentioned Non-Voting Common Stock) exercisable or exchangeable for, or convertible into, Common Stock, (2) 50,000,000 shares of Non-Voting Common Stock, of which 42,617,893 shares are issued and outstanding and 7,382,107 shares are reserved for issuance, and (3) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,524,926 shares  are designated as Preferred Shares (for issuance hereunder) and no other shares are designated or issued and outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.1(g)(1), (i) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents; and (ii) neither the Company nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities or other instruments to adjust the exercise, conversion, exchange or reset price under any of such securities or other instruments. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements.  Except for the approval by the Trading Market of the Company’s additional shares listing application filed in connection with this Agreement, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as set forth in Schedule 3.1(g)(2), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)                                 The Company confirms that each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date hereof did not at the time of release, when taken into consideration with the SEC Reports and other public disclosure made by the Company, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in the light of the circumstances in which they were made, not misleading.  The Company does not have any agreement with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(i)                                     SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis (other than as set forth in Schedule 3.1(h)) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and other financial information included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, recurring, immaterial, year-end audit adjustments. All disclosures contained in the in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the SEC Reports. The Company has not consummated any financing transaction that has not been disclosed in the SEC Reports in a time and manner as required under the Securities Act and the Exchange Act. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not included as required.

(j)                                    Contracts. There is no document, contract or other agreement required to be described in the SEC Reports which is not described or filed as required. Each description of a contract, document or other agreement in the SEC Reports accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the SEC Reports is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle).  Except as set forth on Schedule 3.1(k) or otherwise disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries, (i) is a party to any contract, agreement or instrument relating to Indebtedness, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (ii) is in violation of any term of, or in default under, any contract, agreement or instrument, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(k)                                 Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or as set forth in Schedule 3.1(k), (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (B) the Company has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with normal industry practice and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (C) the Company has not altered its method of accounting, (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (E) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, (F) no officer or director of the Company has resigned from any position with the Company, (G) there has not been any sale of any assets, acquisition or investments individually or in the aggregate, in excess of $250,000 or (H) there has not been any capital expenditure, individually or in the aggregate, in excess of $250,000, other than transactions in the ordinary course of business and transactions described in the SEC Reports. The Company does not have pending before the Commission any request for confidential treatment of information.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not; as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be

Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature. Except for the issuance of the Preferred Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(l)                                     Litigation.  Except as specifically disclosed in an SEC Report filed prior to the date hereof, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company, there has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(m)                             Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) or other key employee of the Company of any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                                 Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound that has not been waived, (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to Taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(o)                                 Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)                                 Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all material personal property that is reflected in the consolidated financial statements of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other Taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties and (iii) Liens disclosed in the SEC Reports.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(q)                                 Intellectual Property.  Except as described in the SEC Reports or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks (registered or unregistered), trademark applications, service marks, trade names, trade secrets, inventions, copyrights and registrations, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses (collectively, the “Intellectual Property

Rights”).  All Company owned Intellectual Property Rights have been assigned to the Company and recorded as required, or are subject to an obligation to assign rights to the Company; all required fees and maintenance fees for Intellectual Property Rights have been paid.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights of the Company that are required to be described in the SEC Reports and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Reports and are not described therein in all material respects. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except for Intellectual Property Rights that are within a year of the end of their term or the abandonment of which would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Company’s products or planned future products violate or infringe upon the intellectual property rights of any Person, except for any such violation or infringement that, if the subject of any unfavorable decision, ruling or finding, would not have or would not reasonably be expected to have a Material Adverse Effect. The Company knows of no infringement by others of Intellectual Property Rights owned or licensed by the Company and which is necessary for and material to its business as currently conducted. The Company and each of its Subsidiaries have taken commercially reasonable measures to protect the secrecy and confidentiality of their Intellectual Property. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                                    Manipulation of Prices. The Company has not, and to its knowledge no one acting on its behalf has taken or may take, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(s)                                   Industry and Market Data. The statistical, industry-related and market-related data included in the SEC Reports are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(t)                                    Investment Company Act. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities will not be, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(u)                                 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, clinical trial insurance coverage and directors and officers insurance coverage.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(v)                                 Employee Benefits. The Company and each Subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) that would reasonably be expected to have a Material Adverse Effect; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified except where failure to be so qualified would reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w)                               Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers, directors or 5% or greater securityholders of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, consultants officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(x)                                 Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date where such failure would have a Material Adverse Effect.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, where such failure to establish would have a Material Adverse Effect.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(y)                                 Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by the Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with such claim (other than for claims made by Persons engaged by the Purchaser).

(z)                                  No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained herein, the issuance and sale of the Securities pursuant to the Transaction Documents is exempt from registration requirements of the

Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(aa)                          Registration Rights.  Except as set forth in the SEC Reports or in Schedule 3.1(aa), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary. Except as set forth in the SEC Reports or in Schedule 3.1(aa), the Company has not granted registration rights that (a) are equal or superior in priority to, or otherwise equal to or greater than, in any respect, those contained herein, (b) reduce the aggregate amount of securities that may be registered pursuant terms herein or (c) conflict in any material respect with the rights granted to the Purchaser pursuant to the terms herein.

(bb)                          Listing and Maintenance Requirements.  The Common Stock is quoted for trading on the Principal Market. The issuance and sale of the Preferred Shares and issuance of Voting Common Stock upon conversion of the Preferred Shares do not contravene Principal Market rules and regulations. Except as set forth on Schedule 3.1(cc), the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Voting Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth under Schedule 3.1(cc), the Company is, and has no reason to believe that, after consummation of a reverse stock split (in a ratio of no more than 1:10), if necessary, it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Voting Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (“DTC”) or such other established clearing corporation in connection with such electronic transfer.

(cc)                            Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, prior to the Closing, the Purchaser is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 405 of the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and  thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(dd)                          Adjustment to Conversion Shares. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to the terms of the Certificate of Designation will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares in accordance with this Agreement and the Certificate of Designation is subject to the terms and conditions set forth therein, absolute and unconditional.

(ee)                            Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities from the provisions of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Company fulfilling its obligations under the Transaction Documents. The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ff)                              Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise Tax Returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such Returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such Returns, reports or declarations apply.  There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(gg)                            Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) directly or indirectly made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated in any material respect any provision of FCPA or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder, (v) taken or is currently taking any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (vi) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA and the other laws described above. No action of the Company or any of its Subsidiaries in connection with the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used to for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to above.

(hh)                          Accountants.  The Company Auditor (i) is an independent registered public accounting firm as required by the Exchange Act and (ii) to the Company’s knowledge and belief, the Company Auditor shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2018.

(ii)                                  FDA and Other Governmental Authorities.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and other applicable governmental authorities.  The Company has not been informed by the FDA or other governmental authorities that such government entity will prohibit the marketing, sale, license or use of any product proposed to be developed, produced or marketed by the Company.

(jj)                                Office of Foreign Assets Control.  Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the SEC Reports. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Departments of State or Commerce and including, without limitation, the designation as a  “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority. Neither the Company nor any of its Subsidiaries are located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or sanctions prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). No action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (1) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (2) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (3) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)                          U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(ll)                                  Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and to the knowledge of the Company or any Subsidiary, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(mm)                  Board of Directors.  The Board of Directors is comprised of the persons set forth under the heading of the Company’s definitive proxy statement on Schedule 14A, filed on April 17, 2017 captioned “PROPOSAL 1—ELECTION OF DIRECTORS—Information Regarding the Board of Directors and Director Nominees.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market.  In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(nn)                          Subsidiary Rights. Except as set forth in Schedule 3.1(nn), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all equity securities of its Subsidiaries as owned by the Company or such Subsidiary.

(oo)                          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(pp)                          Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(qq)                          U.S. Real Property Holding Corporation. Neither the Company, nor any of its Subsidiaries, is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company and each Subsidiary shall so certify upon the Purchaser’s request.

(rr)                                Shell Company Status. The Company is not, and has not in the past five (5) years been, an issuer identified in Rule 144(i)(1).

(ss)                              No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which would reasonably be expected to affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(tt)                                Purchaser Designee(s). Jeffrey C. Johnson has qualified for election as a director of the Company as of Closing under applicable law and listing requirements, and will be elected as a Class III Director as of the Closing to serve his initial term until the next annual stockholders’ meeting of the Company (which is expected to occur no later than June 30, 2018), at which time the provisions of Section 3.2 of the Certificate of Designation (and Section 4.11 hereof, to the extent applicable) shall apply to his re-election for a new term as a Class III Director.

(uu)                          Purchaser’s Representations Limited. The Company acknowledges and agrees that the Purchaser has not made any representations and warranties about or relating to the Purchaser or with respect to the transactions contemplated by this Agreement other than those representations and warranties of the Purchaser specifically set forth in Section 3.2, and the Company has not relied on, and expressly disclaims any reliance on, any representation, warranty or other information about or relating to the Purchaser or with respect to the transactions contemplated by this Agreement except for the representations and warranties of the Purchaser set forth in Section 3.2.

3.2                               Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as of the Execution Date and as of the Closing Date as follows:

(a)                                 Authorization.  The Purchaser has full power and authority to enter into the Transaction Documents to which the Purchaser is a party. The Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser in accordance with the terms and conditions hereof, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)                                 Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Preferred Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Preferred Shares. The Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares.

(c)                                  Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares and the merits and risks of investing in the Preferred Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d)                                 Restricted Securities.  The Purchaser understands that the Preferred Shares have not been registered under the Securities Act. The Purchaser understands that, until such time as the Preferred Shares have been registered pursuant to the provisions of the Securities Act, or the Preferred Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify any of the Securities except as set forth in this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Preferred Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)                                  No Public Market.  The Purchaser understands that no public market now exists for the Preferred Shares, and that the Company has made no assurances that a public market will ever exist for the Preferred Shares.

(f)                                   Legends.  The Purchaser understands that, until such time as the Preferred Shares and any securities issued in respect of or exchange for the Preferred Shares have been registered pursuant to the provisions of the Securities Act, or such securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Preferred Shares and any securities issued in respect of or exchange for the Preferred Shares shall be notated with one or all of the following restrictive legends:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE LAWS.”

(i)                                     Any legend set forth in, or required by, the Certificate of Designation.

(ii)                                  Any legend required by the securities laws of any state to the extent such laws are applicable to the Preferred Shares represented by the certificate, instrument, or book entry so legended.

(g)                                  Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h)                                 Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Preferred Shares, (ii) any foreign exchange restrictions applicable to such purchase,

(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Preferred Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Preferred Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(i)                                     Residence.  The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on signature page hereto.

(j)                                    Bad Actor.  Neither the Purchaser nor any person or entity with whom the Purchaser will share beneficial ownership of the Securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                               Preemptive Rights.

(a)                                 General.  So long as the Purchaser and its Affiliates own, in the aggregate, no less than fifty percent (50%) of the cumulative amount of the total number of Preferred Shares and Conversion Shares (taken together, calculated on an as-converted, fully diluted basis) (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) which are initially issued, then the Purchaser and its Affiliates (the “Rights Holder”) shall have the right to purchase (x) One Hundred Percent (100%) of the first Ten Million Dollars ($10,000,000) of New Securities and thereafter (y) the Rights Holder’s Pro Rata Shares, of all (or any part) of any New Securities that the Company may from time to time issue after the Closing Date; provided, however, the Rights Holder shall have no right to purchase any such New Securities if the Rights Holder cannot demonstrate to the Company’s reasonable satisfaction that the Rights Holder is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act.  The Rights Holder’s “Pro Rata Share” for purposes of this right of first refusal shall be a fraction, the numerator of which is the total number of shares of Common Stock held by the Rights Holder (including any shares of Common Stock issuable upon conversion/exercise of any Preferred Stock, options or warrants held by the Rights Holder) and the denominator of which is the total number of shares of the Company’s fully diluted Common Stock outstanding (including any shares of Common Stock issuable upon conversion of or exercise of, as the case may be, Preferred Stock, outstanding options and options reserved under any of the Company option plans, warrants or any other convertible securities) immediately prior to the issuance of the New Securities.

(b)                                 Procedures.  In the event that the Company proposes to undertake an issuance of New Securities, it shall give to the Rights Holder a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price target and the general terms upon which the Company proposes to issue such New Securities given in accordance with this Section 4.1.  The Rights Holder shall have five (5) Business Days from the date such Notice is effective to agree in writing to purchase the Rights Holder’s then applicable Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed the Rights Holder’s Pro Rata Share).  If the Rights Holder fails to so agree in writing within such five (5) Business Day period to purchase the Rights Holder’s full Pro Rata Share of an offering of New Securities, then the Rights Holder shall forfeit the right hereunder to purchase the Rights Holder’s Pro Rata Share of such New Securities that the Rights Holder did not so agree to purchase.

(c)                                  Issuance of Equity Securities to Other Persons/Failure to Exercise.  The Company shall have one hundred twenty (120) days following the delivery of the Notice provided pursuant to Section 4.1(b) to sell the New Securities in respect of which the Rights Holder’s rights were not exercised, at a price not lower than, and otherwise upon general terms and conditions not materially more favorable to the purchasers thereof than, specified in the Company’s notice to the Rights Holder pursuant to Section 4.1(b) hereof.  If the Company has not sold such New Securities within one hundred twenty (120) days of the notice provided pursuant to Section 4.1(b), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Rights Holder in the manner provided above.

(d)                                 Termination.  This pre-emptive right shall automatically terminate and be of no further force and effect with respect to a Rights Holder (i) immediately before consummation of a Deemed Liquidation Event and/or (ii) on the date that the Rights Holder is no longer a Rights Holder.

4.2                               Purchaser Lock-Up.

(a)                                 The Purchaser, on behalf of itself and any successor entity of the Purchaser, agrees that, without the prior written consent of the Company, it will not, during the period commencing on the Execution Date and ending twelve (12) months following the Closing (or such shorter period upon the occurrence of the events set forth in Section 4.1(c), the “Lock-Up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities (the “Lock-Up Securities”) or any securities convertible into or exercisable or exchangeable for the Lock-Up Securities or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise.

(b)                                 Notwithstanding the foregoing, and subject to the condition below, the Purchaser may transfer the Lock-Up Securities (i) to any Affiliate, partner, member, former partner or member, or shareholder of the Purchaser or any of its Affiliates) and/or (ii) as distributions to the Purchaser’s partners, members or stockholders or holders of similar equity interest in the Purchaser; provided, that in the case of any such transfer, each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this Section 4.1. None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions after the date hereof.

(c)                                  Notwithstanding the foregoing, the Lock-Up Period shall expire earlier than the first anniversary of the Closing in the following circumstances: (x) immediately before a Deemed Liquidation Event or Fundamental Change (as defined in the Certificate of Designation), and (y) immediately (i) upon breach by the Company of any material obligation to the Purchaser under this Agreement or any other Transaction Document (including, but not limited to, a breach of Company’s obligations under the Registration Rights Agreement), unless such breach is capable of being and is cured within twenty (20) Business Days of written notice of such breach from the Purchaser, (ii) the failure of two (2) designees of Purchaser to be elected directors, as set forth in the Certificate of Designation and herein (excluding, for the avoidance of doubt any election that was not permitted under the applicable rules of the Trading Market or Purchaser’s decision not to exercise its rights to appoint one or more designees), (iii) any representation or warranty made by the Company to the Purchaser in this Agreement was materially untrue when made, and such breach has had or is reasonably likely to have a material adverse effect on the value of the Preferred Securities, (iv) upon the Company’s material breach of any of the provisions of Section 3 of the Certificate of Designation, unless such breach is capable of being cured and is cured within twenty (20) Business Days of written notice of such breach from the Purchaser, or (v) the maximum monthly redemption amount restrictions set forth in Section 7 of the CVP Purchase Agreements (or any substantially similar provisions in any subsequent purchase agreement by and between CVP and the Company) cease to be effective.

4.3                               [Intentionally Omitted].

4.4                               Legends. The Company covenants that the legend set forth in Section 3.2(f) shall be removed and the Company shall (and/or shall instruct its transfer agent to) issue a certificate without such legend to the holder of the Preferred Shares and any securities issued in respect thereof or exchange thereof (including Conversion Shares) upon which it is stamped, unless otherwise required by state securities Laws, if (i) such Preferred Shares or any securities issued in respect thereof or exchange (including Conversion Shares) are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Preferred Shares or any securities issued in respect thereof or exchange (including Conversion Shares) may be made without registration under the applicable requirements of the 1933 Act and the purchaser, assignee or transferee, as the case may be, may receive a certificate without such legend, or (iii) such holder provides the Company with reasonable assurance that the Preferred Shares or any securities issued in respect thereof or exchange (including Conversion Shares) can be sold, assigned or transferred pursuant to Rule 144(b)(1)(i).  If reasonably required by the Transfer Agent, the Company shall promptly deliver any authorizations, certificates and directions required by the Transfer Agent which authorize and direct the transfer agent to transfer such Preferred Shares or any securities issued in respect thereof or exchange (including Conversion Shares) without legend upon sale by the Purchaser of such Preferred Shares or any securities issued in respect thereof (including Conversion Shares) under the Registration Statement (as such term is defined in the Registration Rights Agreement).

4.5                               Securities Laws Disclosure; Publicity.  The Company shall, (x) by 9:00 a.m. (New York City time) on the Trading Day immediately following the Closing Date, issue a press release disclosing the material terms of the Offering and (y) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act (the “8-K Filing”).  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules of the Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.6                               Application of Net Proceeds.

(a)                                 The Company will apply the net proceeds from the Offering received by it for commercialization activities relating to the launch, in North America, and for general corporate purposes of Mytesi, Napo’s FDA-approved human prescription drug.

(b)                                 The Company will apply the net proceeds from the Concurrent Investments towards aged payables relating to the Merger in a manner consistent with the Officer’s Certificate.

4.7                               Furnishing of Information; Public Information.  Until the earlier of the time that (i) the Purchaser no longer owns Securities, or (ii) the consummation of a Deemed Liquidation Event, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.  The Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Purchaser on Form S-3.  As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities, including without limitation, under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.8                               Management Rights; Non-Voting Observers.  Subject to Section (e), so long as the Purchaser owns no less than twenty-five percent (25%) of the Preferred Shares and/or Conversion Shares (taken together, calculated on an as-converted, fully diluted basis) (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) which are initially issued, the following provisions shall apply:

(a)                                 The Purchaser shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Purchaser regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

(b)                                 The Purchaser may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations.

(c)                                  The Purchaser shall have the right to designate at least one non-voting observer (subject to increase to two if at any time two designees of the Preferred Shares and/or Conversion Shares are not represented on the Board of Directors).  The Purchaser shall be entitled to designate such non-voting  observer(s) to receive notices of, and to attend (whether telephonically or otherwise), all regular and special meetings of the Board of Directors, the board of directors of any Subsidiary and each committee of any of the foregoing, and receive all materials and information provided to the Board of Directors,  the board of directors of any Subsidiary and each committee of any of the foregoing at the same time and in the same manner as members thereof (including board books, drafts of resolutions and written consents, and any minutes furnished to the members thereof following such meeting), subject to the Purchaser’s compliance with Section (d); provided, that the Company shall be entitled to exclude such observer(s) from all or a portion of an applicable Board of Directors meeting and/or from receiving any such information to the extent any such observer’s presence during all or such portion of an applicable meeting and/or receipt of information (i) would result in the waiver of attorney-client privilege as advised in writing by outside counsel or (ii) would result in an actual conflict of interest as reasonably determined by the Board of Directors; provided, further, that the Company shall pay the reasonable and documented out-of-pocket travel expenses incurred by such observer(s) in connection with his or her attendance at in-person meetings of the Board of Directors; provided, further, that to the extent any material non-public information (“MNPI”) of the Company is reasonably likely to be discussed at any Board of Directors meeting or disclosed in any materials or information to be provided to such observer(s) pursuant to this Section 4.8(c), the Company shall, prior to disclosing or making available such materials or information containing MNPI, request from the Purchaser whether it wishes to receive such materials or information without identifying or disclosing such MNPI and the Company shall only proceed to deliver such materials or information containing MNPI to the Purchaser if the Purchaser consents for such observer(s) to receive such materials or information.

(d)                                 The foregoing observer(s) will be permitted to share information received from the Company and/or its Subsidiaries with officers, directors, members, employees and representatives of the Purchaser and its Affiliates (which, for the avoidance of doubt, shall exclude the Purchaser’s portfolio companies) and the Purchaser and such Affiliates may use such information for internal purposes, so long as the Purchaser maintains reasonable procedures designed to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable securities laws.  The Purchaser agrees that any confidential information provided to or learned by it in connection with its rights under this Section 4.8 shall be subject to the confidentiality provisions set forth in that certain Non-Disclosure Agreement between the Company and the Purchaser.

(e)                                  Notwithstanding the foregoing, the Purchaser’s rights under this Section 4.8 shall automatically terminate and be of no further force and effect immediately before consummation of a Deemed Liquidation Event.

4.9                               Stockholder Approval.

(a)                                 The Company shall submit a proposal (the “Proposal”) relating to the removal of the Voting Cap for approval by the Company’s stockholders (the “Stockholder Approval”) at a stockholders meeting to be held as soon as is commercially reasonable after Closing but in any event not later than June 30, 2018, which proposal the Company will recommend that the stockholders approve.

(b)                                 Not less than five (5) Trading Days prior to the filing of a proxy statement relating to the Proposal, the Company shall furnish to the Purchaser and its legal counsel copies of such proxy statement and all such documents proposed to be filed (collectively, the “Proxy Statement”), which documents will be subject to the review of the Purchaser. The Company shall not file the Proxy Statement to which the Purchaser shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Trading Days after the Purchaser has been so furnished a copy of the Proxy Statement. The Company will promptly notify the Purchaser and its counsel of all comments, if any, from the Commission and other material developments related to the Proxy Statement, and the Company shall promptly respond to such comments.

(c)                                  The Company shall provide each stockholder with the Proxy Statement, and shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions.  The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by June 30, 2018. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to June 30, 2018, the Company shall cause an additional stockholder meeting to be held every six (6) months thereafter until such Stockholder Approval is obtained; provided that, in no event, shall the Company be obligated to call more than three (3) stockholder meetings in its efforts to obtain the Stockholder Approval.

(d)                                 The Company will pay (i) all expenses of the Company associated with the solicitation and (ii) the reasonable fees and expenses of the Purchaser’s counsel related to review of the Proxy Statement (not to exceed $10,000).

4.10                        Listing of Voting Common Stock.  The Company hereby agrees to use best efforts to maintain the listing or quotation of the Voting Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. Without limiting the foregoing, the Company hereby agrees that its Board of Directors shall approve a reverse split no later than May 14, 2018 (or such other later date as may be approved by the Principal Trading Market, including but not limited to a stay granted by the Principal Trading Market in connection with any appeal made by the Company to a hearing panel of the Principal Trading Market, but in no event later than June 30, 2018) (subject to prior confirmation with the Principal Trading Market that such reverse split is sufficient for purposes of the Company’s compliance with the Principal Trading Market’s listing requirements and all other obligations under the bylaws or rules of the Trading Market, as applicable).  The Company further agrees, if the Company applies to have the Voting Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Voting Common Stock on the Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Voting Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11                        Appointment of Directors.

(a)                                 In addition to the election of Jeffrey C. Johnson as a Board Designee as of Closing, the Company confirms and agrees that (i) the holders of Series A Preferred Stock may elect at any time after Closing, pursuant to the provisions of the Certificate of Designation, a second Person designated by the Purchaser to serve as an additional Class III director of the Board of Directors (together with Jeffrey C. Johnson and/or his successor under Section 3.2 of the Certificate of Designation, the “Board Designees”) until the next annual stockholders’ meeting of the Company which is expected to occur no later than June 30, 2018, at which such time the holders of the Series A Preferred Stock shall have the right to re-appoint the Board Designees (or such other two Persons so designated by the holders of Series A Preferred Stock pursuant to the provisions of the Certificate of Designation) to serve as Class III directors of the Board of Directors (i.e., with new term(s) of three (3) years) and (ii) if one such Board Designee may not be appointed due to compliance with Nasdaq Listing Rule 5640, the Purchaser shall be entitled to designate one Person to attend meetings of the Board of Directors, the board of directors of any Subsidiary and each committee of any of the foregoing as an observer.

(b)                                 At such time as no Preferred Shares are outstanding because holders of the Preferred Shares have exercised their conversion rights in accordance with the terms of the Certificate of Designation, then, if and so long as, the Purchaser holds (i) at least 35% of the total number of the Conversion Shares that have been issued (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) upon conversion of all Preferred Shares issued hereunder, the Purchaser shall be entitled hereunder to nominate two (2) Board Designees or (ii) less than 35% but at least 20% of the total number of the Conversion Shares as have been issued (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) that have been issued upon conversion of all Preferred Shares issued hereunder, the Purchaser shall be entitled hereunder to nominate one (1) Board Designee. In the case of both (i) and (ii), the Company shall use reasonable best efforts to cause such designees to be elected and the provisions of Sections 3.2.5, 3.2.6, 3.2.7 and 3.2.8 of the Certificate of Designation are hereby incorporated herein by reference, mutatis mutandis, for the benefit of the Purchaser.

(c)                                  In furtherance of the foregoing:

(i)                                     So long as the Purchaser possesses the rights contemplated by Section 4.11(b), the Company shall take such action as is required under applicable Law, the rules and regulations in effect at such time of the Trading Market or such other market on which the Common Stock is then listed or quoted, the Company’s certificate of incorporation and its bylaws, to include on the Board of Directors or in the slate of nominees recommended by the Board of Directors, the Board Designee(s).

(ii)                                  So long as the Purchaser possesses the rights contemplated by Section 4.11(b), the Company shall use its commercially reasonable efforts to have the Board Designee(s) elected as a director(s) of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(iii)                               If a vacancy is created at any time by the death, disability, retirement, resignation or removal of a Board Designee, so long as the Purchaser possesses the rights under Section 4.11(b), the Purchaser may designate or nominate, as applicable, another individual to be elected to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(iv)                              Following the termination of the rights of the Purchaser under Section 4.11(b), upon request by the Board of Directors, the Purchaser shall cause the Board Designee(s) to resign promptly from the Board of Directors.  Any vacancy created by such resignation may be filled by the Board of Directors or the stockholders of the Company in accordance with the Company’s articles of incorporation, the bylaws and applicable Law.  The Company may implement this provision by requiring the execution and delivery of a resignation letter by the Board Designee(s) subject to termination of designation or nomination rights.

(v)                                 The Company confirms and agrees that the primacy language provided by the Purchaser shall be incorporated in the indemnification agreements for each Board Designee.

(d)                                 Notwithstanding the foregoing, the number of Board Designees shall be reduced to the extent necessary to comply with the Company’s obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including NASDAQ Stock Market

Rule 5640).  The determination of the applicability of such limitation contained shall be made by the Company in good faith, in consultation with counsel, in accordance with the rules and regulations of the Nasdaq Stock Market. In addition, the Purchaser shall cease to have the right to elect any Series A Directors and Section 4.11 shall cease to have any effect if at any time the Purchaser is entitled to vote in the aggregate less than five percent (5%) of all of the votes entitled to be cast by holder of all voting securities of the Company at any meeting of the stockholders of the Company calculated in accordance with Section 3.1 of the Certificate of Designation. If the Purchaser is not entitled to elect any Series A Directors pursuant to the provisions of this Section 4.11, then at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting) to elect or remove a director(s), the Purchaser shall be entitled to cast the number of votes equal to the number of whole shares of Voting Common Stock into which the shares of Series A Preferred Stock held by the Purchaser are convertible as of the record date for determining stockholders entitled to vote on such matter (calculated assuming the Series A Conversion Price for this purpose only was $0.1935 (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization)).

(e)                                  Notwithstanding the foregoing, the Purchaser’s rights under the foregoing provisions of this Section 4.11 shall automatically terminate and be of no further force and effect immediately before consummation of a Deemed Liquidation Event.

(f)                                   The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Board Designee, or (ii) the Purchaser or any holder of Series A Preferred Stock (or Conversion Shares) or its Affiliates, or any partner, member, director, stockholder, employee or agent of any such holder or its Affiliates, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

(g)                                  As a condition to each designation of a Board Designee hereunder, each Person with the right, either individually or as part of a group, to designate or participate in the designation of a director to the Board of Directors as the Purchaser shall be required to represent and warrant to the Company that, to the Purchaser’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to the Purchaser’s initial Board Designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii)  or (iii) or (d)(3) is applicable. Any Board Designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”.  The Purchaser hereby covenants and agrees (A) not to designate or participate in the designation of any Board Designee who, to the Purchaser’s knowledge, is a Disqualified Designee and (B) that in the event the Purchaser becomes aware that any individual previously designated by the Purchaser is or has become a Disqualified Designee, the Purchaser shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board of Directors and designate a replacement designee who is not a Disqualified Designee.

4.12                        Register; Transfer Agent Instructions.

(a)                                 Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issued and issuable pursuant to the terms of the Certificate of Designation held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of Purchaser or its legal representatives.

(b)                                 Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Company’s transfer agent to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by Purchaser to the Company pursuant to the terms of the Irrevocable Transfer Instructions. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.12 will be given by the Company to the Transfer Agent, and/or any subsequent transfer agent, with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach by the Company of its obligations under this Section 4.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.12, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c)                                  Fast Compliance. While any Preferred Shares are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

4.13                        Intentionally omitted.

4.14                        Actions Regarding Anti-Takeover and Other Protections; Rights Amendment.  The Company and the Board of Directors shall take all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or other agreements or the laws of its state of incorporation (including, without limitation, Section 203 of the Delaware General Corporation Law) that is or could become applicable to the Purchaser as a result of, or with respect to the Securities and/or any additional securities acquired pursuant to the Certificate of Designation.

4.15                        Actions Regarding the Pricing Committee. The Company hereby agrees (i) to disband the pricing committee of the Board of Directors as soon as reasonably practicable after the Closing and (ii) that any issuance of Voting Common stock to L2 Capital after the date hereof shall instead be subject to approval by the full Board of Directors.

4.16                        Transfer Taxes.  Any stock transfer, stamp, registration or other similar taxes or fees payable as a direct result of the issuance of the Securities to the Purchaser shall be paid by the Company.  The party required by applicable law to file tax returns required in connection with such taxes and fees shall file such tax returns.  Each party hereto shall use its commercially reasonable efforts to minimize such taxes and fees and to cooperate in the preparation, execution and filing of all tax returns and other documents required in connection with such taxes and fees.

ARTICLE V.
MISCELLANEOUS

5.1                               Force Majeure.  No party will be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other party hereunder), when and to the extent such failure or delay is caused by or results from the following force majeure events (each, a “Force Majeure Event”): (a) acts of God; (b) flood, fire, earthquake or explosion; (c) government order or law; (d) actions, embargoes or blockades in effect on or after the date of this Agreement; (e) action by any governmental authority; and (f) national or regional emergency. The party impacted by the Force Majeure Event (the “Impacted Party”) shall give notice within five Business Days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. In the event that the Impacted Party’s failure or delay remains uncured for a period of thirty (30) days following written notice given by it under this Section 5.1, any party may thereafter terminate this Agreement upon five (5) days’ written notice.

5.2                               Expense Reimbursement.  The Company shall pay, or reimburse the Purchaser for, the reasonable fees and expenses of the Purchaser (including reasonable legal fees and expenses) actually incurred by the Purchaser by deduction from the net proceeds of the Offering payable to the Company on the Closing Date.  From and after the Closing, the Company shall be responsible for the payment of any fees incurred by or on behalf of the Investor and its designees in connection with any waivers, amendments or modifications to the Transaction Documents.

5.3                               Confidentiality.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.5, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Letter.

5.4                               Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.6                               Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser.   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7                               Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by way of merger, consolidation or otherwise.  For the avoidance of doubt, the Purchaser may assign some or all of its rights hereunder to any of its Affiliates in connection with transfer (including by merger, consolidation or otherwise) of any of the Preferred Shares or Conversion Shares to such Affiliate without the consent of the Company, in which event such Affiliate-assignee shall be deemed to be the Purchaser hereunder with respect to such assigned rights; provided, that the Purchaser shall nonetheless remain responsible for all of its obligations hereunder.

5.9                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under the Indemnification Agreements, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10                        Survival.  The representations and warranties contained herein shall survive the Closing, if any, and the delivery of the Preferred Shares.

5.11                        Indemnification.

(a)                                 In consideration of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities and in addition to all of the Company’s other obligations under the Transaction Documents, subject to the conditions set forth below, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all third-party actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (including, for the avoidance of doubt, the Officer’s Certificate), (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure made by Purchaser pursuant to Section 4.4, or (D) the status (or alleged status) of the Purchaser (unless such action is based upon a breach of an Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings an Indemnitee may have with any such third party or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which constitutes fraud, gross negligence, willful misconduct, or malfeasance or a breach of a fiduciary duty). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b)                                 Promptly after receipt by an Indemnitee under this Section 5.11 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 5.11, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the reasonable and documented fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the written opinion of outside counsel to the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchaser. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, all at no cost or liability to such Indemnitee. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 5.11, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c)                                  The indemnification required by this Section 5.11 shall be advanced by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d)                                 The indemnity agreements contained herein shall be, in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities to which the indemnifying party may be subject pursuant to law.

(e)                                  Any Indemnified Liability for which any Indemnitee is entitled to indemnification under this Section 5.11 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Indemnified Liability constituting a breach of one or more representation, warranty or covenant.

5.12                        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13                        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14                        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15                        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser  may rescind or withdraw, in its sole discretion from time to time prior to the time the Company shall perform such related obligations, upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.16                        Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to any of the other Transaction Documents or the Purchaser enforces or exercises rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17                        Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18                        Construction.  The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock and Series A Preferred Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock and Series A Preferred Stock that occur after the date of this Agreement.

5.19                        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

5.20                        Section 16 Matters.   If the Company becomes a party to a consolidation, merger or other similar transaction, or if there is any event or circumstance that may result in the Purchaser, its Affiliates and/or any director designee being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any director designated by the holders of Preferred Shares or the Conversion Shares is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (i) the Board of Directors or a committee thereof comprised solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Purchaser’s, its Affiliates’ and any such Director’s interests (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Voting Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser, the Purchaser’s Affiliates, and/or any such director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Purchaser notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser’s, its Affiliates’ and any such director’s (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.  If any Director designated by the holders of Preferred Shares or the Conversion Shares is granted any equity or equity-based awards by the Company in connection with his or her service on the Board of Directors (or any committee thereof), (a) the Board of Directors acknowledges that, immediately upon grant of such award, such director may assign all rights, title and interest in the shares of Company Common Stock underlying such award to any Affiliate of the Purchaser and (b) the Board of Directors or a committee thereof comprised solely of two or more “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) will pre-approve the grant of such awards (and any such subsequent assignment thereof to any such Affiliate) to be exempt to the maximum extent possible for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder or any other rule or regulation thereunder.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have caused this Series A Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Very truly yours,

JAGUAR HEALTH, INC.

By:	/s/ Lisa Conte
	Name:	Lisa Conte
	Title:	Chief Executive Officer

Address for Notice:

201 Mission Street, Suite 2375

San Francisco, California 94105

Email: Separately provided to the Purchaser.

Copy to: Reed Smith LLP

Accepted on the date first above written.

SAGARD CAPITAL PARTNERS, L.P.
By:	Sagard Capital Partners GP, Inc.
its general partner

By:	/s/ Samuel Robinson
	Name:	Samuel Robinson
	Title:	President

Address for Notice:

Sagard Capital Partners

280 Park Avenue, 3rd Floor

New York, New York 10017

Attention:  Chief Financial Officer and General Counsel

Email: Separately provided to the Company

Address for delivery of the Preferred Shares:

Deborah Mullin

Morgan Stanley - Firmwide Ops

1300 Thames Street, Thames Street Wharf, 5th Floor

Baltimore, MD  21231

Copy to: Finn Dixon & Herling LLP